Exhibit 10.13
ORION MARINE GROUP, INC.
LONG TERM INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Stock (“Notice of Grant”) by and between Orion Marine Group, Inc., a Delaware corporation (the “Company”) and you;
     WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company agrees to grant you this Restricted Stock award;
     WHEREAS, the Company adopted the Orion Marine Group, Inc. Long Term Incentive Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant Restricted Stock awards to certain employees and service providers of the Company;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this restricted stock award agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
     WHEREAS, you desire to accept the Restricted Stock made award pursuant to this Agreement.
     NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
     1. The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of shares of Stock (the “Restricted Shares”) set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan.
     2. Escrow of Restricted Shares. The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue in your name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as contemplated in Section 5 of this Agreement and described in the Notice of Grant or the Restricted Shares are forfeited as described in Sections 4 and 6 of this Agreement. If the Company certificates the Restricted Shares, you shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Shares are delivered to you, (b) the Restricted Shares are otherwise transferred to you free of restrictions, or (c) the Restricted Shares are canceled and forfeited pursuant to this Agreement.

     3. Ownership of Restricted Shares. From and after the time the Restricted Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to the holders of Stock or, if later, the 15th day of the third month following the date the dividends are paid to the holders of Stock.
     4. Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”). You hereby agree that if the Restricted Shares are forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.
     5. Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Restricted Shares granted pursuant to this Agreement of this Agreement will expire and the Restricted Shares will become transferable, except to the extent provided in Section 14 of this Agreement and Section 10(a) of the Plan, and nonforfeitable as set forth in the Notice of Grant, provided that you remain in the employ of or a service provider to the Company or its Subsidiaries until the applicable dates set forth therein.
     6. Termination of Services.
          (a) Termination Generally. Subject to subsection (b), if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Restricted Shares for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Shares shall be forfeited to the Company. The Restricted Shares for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company.
          (b) Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment agreement entered into by and between you and the Company, the terms of the employment agreement shall control.
     7. Election Under Section 83(b) of the Code. You understand that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after Date of Grant set forth in the Notice of Grant of Restricted Stock (the “Notice of Grant”). This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and

(b) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf.
     8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
     9. Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Section 5 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 10. The value of such Restricted Shares shall not bear any interest owing to the passage of time.
     10. Payment of Taxes. The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
     11. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.
     12. Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Act, you will not sell or otherwise transfer any Stock acquired hereunder or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Act. Such restriction will apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
     13. Stockholders Agreement. The Committee may, in its sole discretion, condition the delivery of Stock subject to this Award upon your entering into a stockholders’ agreement in such form as approved from time to time by the Board.
     14. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4, 11 and 12 of this Agreement on all certificates representing shares issued with respect to this Award.
     15. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.
     16. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
     17. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     18. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.
     19. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
     20. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.
     21. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
     22. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.
     23. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
     24. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.
     25. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
     26. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
     27. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

     28. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
     29. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
     30. Amendment. This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
     31. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

     Please indicate your acceptance of all the terms and conditions of the Award and the Plan by signing and returning a copy of this Agreement.

ORION MARINE GROUP, INC.,
a Delaware corporation

By:

Name:

Title:

ACCEPTED:

Signature of grantee

Name of grantee (Please Print)

Date: , ____

ACKNOWLEDGED AND AGREED:

By:

Name:

                    ,

NOTICE OF GRANT OF RESTRICTED STOCK
     Pursuant to the terms and conditions of the Orion Marine Group, Inc. Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Agreement, attached as Appendix B (the “Agreement”), you are hereby issued shares of Stock subject to certain restrictions thereon and under the conditions set forth below, in the Agreement, and in the Plan (the “Restricted Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:

Date of Grant:	___, 200___(“Date of Grant”)

Number of Shares:

Fair Market Value of Shares on Date of Grant:

Vesting Schedule:	The restrictions on all of the Restricted Shares granted pursuant to the Agreement will expire and the Restricted Shares will become transferable, except to the extent provided in Section 12 of the Agreement, and nonforfeitable as follows: (a) the restrictions on 1/3 of the Restricted Shares shall expire on the one year anniversary of the Date of Grant, and (b) the restrictions on 1/36 of the Restricted Shares shall expire on each monthly anniversary of the Date of Grant thereafter such that 100% of the Restricted Shares will be vested on the three year anniversary of the Date of Grant; provided, however, that such restrictions will expire on such dates only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the applicable vesting date.

[NOTE: ADDITIONAL VESTING PROVISIONS MAY BE ADDED]
     By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Restricted Shares issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan and the

                    , ___
Agreement. You further acknowledge receipt of the copy of the Plan and Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference. You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and vesting of the Restricted Shares, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Shares.
Note: To accept the Restricted Shares, execute this form and return an executed copy to                      (the “Designated Recipient”) by                      ___, 200___. Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

By:
Name:
Title:

Accepted by:
[GRANTEE]

By:
Date:

[DESIGNATED RECIPIENT]

By:
Date Received:

Attachments:	Appendix A – Orion Marine Group, Inc. Long Term Incentive Plan Appendix B – Restricted Stock Agreement

Appendix A
Orion Marine Group, Inc. Long Term Incentive Plan

Appendix B
Restricted Stock Agreement

SECTION 83(b) ELECTION
This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.
(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

(2)	The property with respect to which the election is made is ___ shares of the common stock (the “Shares”) of (the “Company”).

(3)	The property was transferred on ___, ___(the “Date of Grant”).

(4)	The taxable year for which the election is made is the calendar year ___.

(5)	Pursuant to the terms of a Restricted Stock Award Agreement (the “Agreement”) between the Company and the taxpayer, the Shares will not be transferable and will be subject to a substantial risk of forfeiture as set forth in the Agreement. The restrictions on all of the Shares will expire and the Shares will become transferable, except to the extent provided in Section 12 of the Agreement, and nonforfeitable as follows: (a) the restrictions on 1/3 of the Shares will expire on the one year anniversary of the Date of Grant, and (b) the restrictions on 1/36 of the Shares will expire on each monthly anniversary of the Date of Grant thereafter such that 100% of the Shares will be vested on the three year anniversary of the Date of Grant; provided, however, that such restrictions will expire on such dates only if the taxpayer remains in the employ of or a service provider to the Company or its subsidiaries continuously from the Date of Grant through the applicable vesting date. All Shares for which the restrictions have not terminated shall be forfeited upon the termination of the taxpayer’s employment or service relationship with the Company or its subsidiaries.

[NOTE: ADD ADDITIONAL VESTING PROVISIONS, IF ANY.]

(6)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $0.00 per share.

(8)	A copy of this statement was furnished to , for whom taxpayer rendered the services underlying the transfer of such property.

(9)	This statement is executed on ___,

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Signature of Spouse (if any)	Signature of Taxpayer
This election must be filed with the Internal Revenue Service Center with which the taxpayer files his or her federal income tax returns and must be filed within 30 days after the Date of Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

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